Exhibit 99.2

UNITED STATES OF AMERICA
Before The
OFFICE OF THRIFT SUPERVISION

)
In the Matter of	)
	)	Order No.: MWR-04-16
ANCHORBANK, FSB	)
Madison, Wisconsin	)	Date: September 17, 2004
OTS Docket No. 04474)
)

STIPULATION AND CONSENT TO THE ISSUANCE OF AN
ORDER TO CEASE AND DESIST FOR AFFIRMATIVE RELIEF

This Stipulation and Consent to the Issuance of an Order to Cease and Desist (Stipulation), which concerns the accompanying and above-referenced Order to Cease and Desist (Order), is submitted by AnchorBank, fsb, Madison, Wisconsin (Bank or Association), OTS Docket No. 04474, to the Office of Thrift Supervision (OTS), which is acting through the OTS Midwest Regional Director (Regional Director).

WHEREAS, the Office of Thrift Supervision (OTS), based upon information derived from the exercise of its regulatory responsibilities, is of the opinion that grounds exist to initiate an administrative cease and desist proceeding against the Bank, pursuant to 12 U.S.C. § 1818(b)(1), and

WHEREAS, the Bank desires to cooperate with OTS and to avoid the time and expense of such administrative proceeding and, without admitting or denying that such grounds exist, or the Findings of Fact or opinions and conclusions of the OTS, except as to Jurisdiction, Paragraph 1, below, which is admitted, hereby stipulates and agrees to the following:

1.               Jurisdiction

A.           The Bank is a “savings association” within the meaning of 12 U.S.C. § 1813(b), and 12 U.S.C. § 1462(4).  Accordingly, it is an “insured depository institution” as that term is defined in 12 U.S.C. § 1813(c).

(1)                                  All references to the United States Code (U.S.C.) are as amended, unless otherwise indicated.

B.             Pursuant to 12 U.S.C. § 1813(q), the Director of the OTS is the “appropriate Federal Banking agency” to maintain an administrative cease and desist proceeding against such savings association.  Therefore, the Bank is subject to the jurisdiction of OTS to initiate and maintain a cease and desist proceedings against it pursuant to 12 U.S.C. § 1818(b).  The Deputy Director of OTS, pursuant to delegated authority from the Director of OTS, has delegated to the OTS Midwest Regional Director (Regional Director) the authority to issue cease and desist orders where the savings association has consented to the issuance of the orders.

2.               OTS Findings of Fact

A.           Based on the Report of Examination of the Bank (ROE) as of May 3, 2004, OTS finds that the Bank violated several regulations adopted to implement the Currency and Foreign Transactions Reporting Act, as amended by the USA Patriot Act and other laws (collectively referred to as the Bank Secrecy Act), 31 U.S.C. §§ 5311 et seq.  These violations include, but are not limited to, violations of:

1.               31 C.F.R. §§ 103.22(b)(1) and 103.22(c)(1) and (c)(2) (filing of report of transactions in currency (CTRs));

2.               31 C.F.R. § 103.27 (filing of CTRs within the required 15 days, filing CTRs with all required information, and failure to maintain copies of corrected CTRs);

3.               12 C.F.R. § 103.29 (completion of cash sales of monetary instruments documentation);

4.               12 C.F.R. § 563.177(b)(2) and 31 C.F.R. § 103.121(b) (implementation of customer identification program (CIP) and incorporation of CIP program into the Bank’s anti-money laundering program);

5.               12 C.F.R. § 563.177(c)(1) and 12 C.F.R. Part 570, Appendix A, § II.A (maintenance of a system of internal controls to ensure ongoing compliance);

6.               12 C.F.R. § 563.177(c)(2) (independent testing);

7.               12 C.F.R. § 563.177(c)(3) (designation of BSA officer who could coordinate and monitor day-to-day compliance with BSA); and

8.               12 C.F.R. § 563.177(c)(4) (training of appropriate personnel).

B.             Based on the May 3, 2004 ROE, OTS finds that the Bank violated 12 C.F.R. § 563.180(d) (filing suspicious activity reports timely).

C.             The Bank’s violations of 31 C.F.R. §§ 103.27(a)(3), 103.27(d), and 12 C.F.R. § 563.180(d)(5) are repeat violations noted in a prior examination.

3.               Consent

The Association consents to the issuance by the OTS of the accompanying Consent Order to Cease and Desist for Affirmative Relief (Order).  It further agrees to comply with the terms of the Order upon issuance and stipulates that the Order complies with all requirements of law.

4.               Finality

The Order is issued under 12 U.S.C. § 1818(b).  Upon its issuance by the Regional Director, it shall be a final order, effective and fully enforceable by OTS under the provisions of 12 U.S.C. § 1818(i).

5.               Waivers

The Bank waives the following:

A.           the right to be served with a written notice of OTS’s charges against it as provided by 12 U.S.C. § 1818(b);

B.             the right to an administrative hearing of OTS’s charges against it as provided by 12 U.S.C. § 1818(b);

C.             the right to seek judicial review of the Order, including, without limitation, any such right provided by 12 U.S.C. § 1818(h), or otherwise to challenge the validity of the Order;

D.            any and all claims against OTS, including its employees and agents, and any other governmental entity for the award of fees, costs, or expenses related to this OTS enforcement matter and/or the Order, whether arising under common law, the Equal Access to Justice Act, 5 U.S.C. § 504, or 28 U.S.C. § 2412; and

E.              the right to assert this proceeding, its consent to the issuance of the Order, the issuance of the Order, the payment of any monies or the provision of any other financial relief as contemplated by the Order as the basis for a claim of double jeopardy in any pending or future proceeding brought by the United States Department of Justice or any other governmental entity.

6.               Other Governmental Actions Not Affected

The Bank acknowledges and agrees that its consent to the issuance of the Order is for the purpose of resolving this OTS enforcement matter only, as set forth in Paragraph 2, OTS Findings of Fact, hereof.  The Bank acknowledges and agrees that its consent to the issuance of the Order does not release, discharge, compromise, settle, dismiss, resolve, or in any way affect any actions, charges against or other proceeding, civil or criminal, that may be or has been brought by OTS or another governmental entity.  Further, the issuance of this Order does not release, discharge, compromise, settle, dismiss, resolve, or in any way affect any actions, charges against or other proceeding, civil or criminal, that may be or has been brought by OTS or any other governmental entity against any institution-affiliated party of the Bank.  The issuance of this Order also does not release, discharge, compromise, settle, dismiss, resolve, or in any way affect any actions for civil or criminal penalties against the Bank or any other governmental entity.

7.               Miscellaneous

A.           The construction and validity of this Stipulation and the Order shall be governed by the laws of the United States of America.

B.             In case any provision of the Stipulation or Order is ruled to be invalid, illegal, or unenforceable by the decision of any Court of competent jurisdiction, the validity, legality, and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby, unless the Regional Director in his or her sole discretion determines otherwise.

C.             All references to OTS or the Bank in this Stipulation and the Order shall also mean any of OTS’s or Bank’s predecessors, successors, and assigns.

D.            The section and paragraph headings in this Stipulation and the Order are for convenience only and shall not affect the construction hereof.

E.              The terms of this Stipulation and the Order represent the final written agreement of the parties with respect to the subject matters hereof, and constitute the sole agreement of the parties with respect to such subject matters.

F.              This Stipulation and the Order shall remain in effect until terminated, modified, or suspended in writing by OTS, acting through its Director, Deputy Director, Regional Director or other authorized representative.  The assigned Regional Deputy Director or Assistant Director may extend timeframes for compliance with this Order.

8.               Signature of Directors

Each Director of the Bank’s Board of Directors signing this Stipulation attests that he/she voted in favor of a resolution authorizing the execution of the Stipulation.  A copy of the resolution of the Board of Directors of AnchorBank, fsb authorizing execution of this Stipulation shall be delivered to OTS, along with the executed original of this Stipulation.

WHEREFORE, AnchorBank, fsb, Madison, Wisconsin, by a majority of its directors, execute this Stipulation and Consent to the issuance of an Order to Cease and Desist for Affirmative Relief, intending to be legally bound hereby.

Accepted by:

ANCHORBANK, FSB
OFFICE OF THRIFT SUPERVISION		MADISON, WISCONSIN
By:

/s/ Frederick R. Casteel		September 17, 2004
Frederick R. Casteel		Date
Midwest Regional Director

Accepted by a majority of its directors:
By:

Effective Date:	September 17, 2004
/s/ Douglas J. Timmerman
Douglas J. Timmerman, President,
Chairman of the Board, Chief Executive Officer, and Director

/s/ Richard A. Bergstrom
Richard A. Bergstrom, Director

/s/ Greg M. Larson
Greg M. Larson, Director

/s/ Arlie M. Mucks, Jr.
Arlie M. Mucks, Jr., Director

/s/ David L. Omachinski
David L. Omachinski, Director

/s/ Pat Richter
Pat Richter, Director

/s/ Mark D. Timmerman
Mark D. Timmerman, Director